UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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OMNIVISION TECHNOLOGIES, INC.

1341 Orleans Drive

Sunnyvale, California 94089

August 24, 2007

To our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of OmniVision Technologies, Inc., (the “2007 Annual Meeting”) which will be held at our principal executive offices located at 1341 Orleans Drive, Sunnyvale, California 94089, on Wednesday, September 26, 2007, at 10:00 a.m. local time.

We describe in detail the actions we expect to take at our 2007 Annual Meeting in the attached Notice of 2007 Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the 2007 Annual Meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope.  See “How do I vote?” in the proxy statement for more details.  You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the 2007 Annual Meeting. Any stockholder of record attending the 2007 Annual Meeting may vote in person even if he or she has returned a proxy.

You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our Vice President of Legal and General Counsel at the address above.

We look forward to seeing you at the 2007 Annual Meeting.

Sincerely,

For the Board of Directors of
OMNIVISION TECHNOLOGIES, INC.

Shaw Hong
President, CEO and Director

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE.

OMNIVISION TECHNOLOGIES, INC.

1341 Orleans Drive

Sunnyvale, California 94089

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. local time on Wednesday, September 26, 2007.

PLACE	1341 Orleans Drive, Sunnyvale, California 94089.

ITEMS OF BUSINESS	(1) To elect one Class I director to serve until the expiration of his three (3) year term or until his successor is duly elected and qualified.

(2) To approve the 2007 Equity Incentive Plan (the “2007 Plan”)

(3) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2008.

(4) To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on August 15, 2007.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the 2007 Annual Meeting by following the instructions in the proxy statement.

Y. Vicky Chou
Vice President of Legal and General Counsel

TABLE OF CONTENTS

Page

General Information	1
How do I vote?	1
Who is soliciting my vote?	1
What is the purpose of the 2007 Annual Meeting or what proposals will be voted on at the 2007 Annual Meeting?	1
What are the board of directors’ recommendations?	2
Who is entitled to vote at the 2007 Annual Meeting?	2
How many votes do I have?	2
What is the difference between holding shares as a stockholder of record and beneficial owner?	2
How many votes can be cast by all stockholders?	2
How many votes must be present to hold the 2007 Annual Meeting (what constitutes a quorum)?	2
How many votes are required to elect directors and adopt the other proposals?	3
What if I don’t vote for some of the items listed on my proxy card?	3
What if I don’t vote for all of the items listed on my proxy card?	3
Can I change or revoke my vote after I return my proxy card ?	4
What does it mean if I receive more than one proxy?	4
Who can attend the 2007 Annual Meeting?	4
Who will bear the cost of soliciting votes for the 2007 Annual Meeting?	4
How can I access OmniVision’s proxy materials and annual report electronically?	4
Is a list of stockholders available?	4
What if multiple stockholders share the same address?	4
Is there any information that I should know about future meetings (what is the deadline for receipt of Stockholder Proposals for the 2008 Annual Meeting?	5
Can I nominate director candidates?	5
How can I communicate with the independent directors?	5
How do I find out the voting results?	5
Who will count the vote?	5
What if I have questions about lost stock certificates or I need to change my mailing address?	5
Other Matters	5

Proposal One — Election Of Class I Director	6
General	6
Nominees	6
Vote Required and Board Recommendation	7

Proposal Two — Approval of the 2007 Plan	8
General	8
Summary of the 2007 Plan	9
Number of Awards Granted to Employees, Consultants, and Directors	12
Federal Tax Aspects	13
Vote Required and Board Recommendation	14

Proposal Three — Ratification of Appointment of Independent Registered Public Accounting Firm	14
Fees to PricewaterhouseCoopers LLP for Fiscal 2006 and 2007	14
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	15
Vote Required and Board Recommendation	15

Corporate Governance	16
Board and Committee Meetings	16
Committees of the Board	16
Audit Committee	16
Compensation Committee	16

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OMNIVISION TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are providing these proxy materials in connection with our 2007 Annual Meeting.  This proxy statement, the accompanying proxy card and our 2007 Annual Report on Form 10-K were first mailed to stockholders on or about August 28, 2007. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2007 Annual Meeting. Please read it carefully.

Q:           How do I vote?

A:           Your vote is important.  You may vote by mail or by attending the 2007 Annual Meeting and voting by ballot, as described below.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to Computershare Trust Company, N.A. (“Computershare”), in the postage-paid envelope provided.  If the envelope is missing, please mail your completed proxy card to OmniVision Technologies, Inc., c/o Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

Voting at the 2007 Annual Meeting

The method or timing of your vote will not limit your right to vote at the 2007 Annual Meeting if you attend the meeting and vote in person.  However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the 2007 Annual Meeting.  You should allow yourself enough time prior to the 2007 Annual Meeting to obtain this proxy from the holder of record.

Q:           Who is soliciting my vote?

A:           The enclosed proxy is solicited on behalf of the board of directors of OmniVision Technologies, Inc. (“OmniVision” or the “Company”) for use at our 2007 Annual Meeting and at any adjournment or postponement of the meeting.

Q:           What is the purpose of the 2007 Annual Meeting or what proposals will be voted on at the 2007 Annual Meeting?

A:           You will be voting on:

•                  Election of a director;

•                  Approval of the 2007 Plan;

•                  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2008; and

•                  Any other business that may properly come before the 2007 Annual Meeting.

Q:           What are the board of directors’ recommendations?

A:           The board recommends a vote:

•                  for the election of the nominee for director identified in Proposal One;

•                  for the approval of the adoption of the 2007 Plan;

•                  for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2008; and

•                  for or against other matters that come before the 2007 Annual Meeting, as the proxy holders deem advisable.

Q:           Who is entitled to vote at the 2007 Annual Meeting?

A:           Only stockholders of record who owned OmniVision common stock at the close of business on August 15, 2007, the record date for the 2007 Annual Meeting, are entitled to receive notice of, and to participate in, the 2007 Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares of OmniVision common stock that you held on the record date at the 2007 Annual Meeting, or any postponements or adjournments of the 2007 Annual Meeting. As of the record date, 54,664,892 shares of our common stock were issued and outstanding, which were held by approximately 74 stockholders of record.  As of the record date, we had no shares of our preferred stock outstanding.

Q:           How many votes do I have?

A:           You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:           What is the difference between holding shares as a stockholder of record and beneficial owner?

A:           Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by OmniVision. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2007 Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2007 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the 2007 Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee.

Q:           How many votes can be cast by all stockholders?

A:           You are entitled to one vote for each share held on each matter considered at the 2007 Annual Meeting. We had 54,664,892 shares of common stock outstanding and entitled to vote on the record date.

Q:           How many votes must be present to hold the 2007 Annual Meeting (what constitutes a quorum)?

A:           A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the 2007 Annual Meeting and to conduct business.  Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.  As of the record date, 54,664,892 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 27,332,447 shares of common stock is required to establish a quorum.

Q:           How many votes are required to elect the Class I director and adopt the other proposals?

A:           The vote required and method of calculation for the proposals to be considered at the 2007 Annual Meeting are as follows:

Election of director.  If a quorum is present, the nominee receiving the highest number of votes will be elected to the board of directors.  You may vote either “for” or “withhold” your vote for the director nominee. A properly executed proxy marked “withhold” with respect to the election of the sole Class I director will not be voted with respect to the director, although it will be counted for purposes of determining whether there is a quorum.

Approval of Option Plan.  The approval of the 2007 Plan requires the affirmative vote of a majority of the shares present, represented and entitled to vote on the matter in order to be approved. You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Ratification of the appointment of PricewaterhouseCoopers LLP.  For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2008, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Q:           What if I don’t vote for some of the items listed on my proxy card?

A:           If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Q:           What if I don’t vote for all of the items listed on my proxy card?

A:           If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the 2007 Annual Meeting.  Consequently, if you abstain from voting on the proposal to elect the Class I director, your abstention will have no effect on the outcome of the vote with respect to this proposal.  If you abstain from voting on the proposal for the approval of the 2007 Plan and/or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against these proposals.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.  A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of a director and the approval of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you.  However, the broker is not authorized to vote your shares on the approval of the 2007 Plan without your specific voting instructions.

Q:           Can I change or revoke my vote after I return my proxy card?

A:           You may revoke your proxy card at any time before it is voted at the 2007 Annual Meeting.  In order to do this, you must either:

•                  sign and return another proxy card bearing a later date;

•                  provide written notice of the revocation to Y. Vicky Chou, our Vice President of Legal and General Counsel, at the address of our principal executive offices provided above, before we take the vote at the 2007 Annual Meeting; or

•                  attend the meeting and vote in person.

However, please note that if you would like to vote at the 2007 Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker, bank or nominee.

Q:           What does it mean if I receive more than one proxy ?

A:           It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards you receive.

Q:           Who can attend the 2007 Annual Meeting?

A:           All stockholders as of the record date, or their duly appointed proxies, may attend the 2007 Annual Meeting.

Q:           Who will bear the cost of soliciting votes for the 2007 Annual Meeting?

A:           We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors and employees of OmniVision and by a third-party proxy solicitation company.  In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.  We have hired The Altman Group as our proxy solicitor.

Q:           How can I access OmniVision’s proxy materials and annual report electronically?

A:           The proxy statement and our 2007 Annual Report on Form 10-K are available on our website at www.ovt.com. Instead of receiving copies of our future annual reports and proxy materials by mail, stockholders can elect to receive an email that will provide electronic links to these documents. Opting to receive your future proxy materials online will save us the cost of producing and mailing documents to your home or business.

Q:           Is a list of stockholders available?

A:           The names of stockholders of record entitled to vote at the 2007 Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 1341 Orleans Drive, Sunnyvale, California 94089. Please contact Y. Vicky Chou, our Vice President of Legal and General Counsel to make arrangements.

Q:           What if multiple stockholders share the same address?

A.           We have adopted the process called “householding” for mailing this proxy statement in order to reduce printing costs and postage fees.  Householding means that stockholders who share the same last name and address will receive only one copy of this proxy statement, unless we receive contrary instructions from any stockholder at that address.  If you prefer to receive multiple copies of this proxy statement at the same address, additional copies will be provided to you promptly upon request.  If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact our Vice President of Legal and General Counsel at OmniVision Technologies, Inc., 1341 Orleans Drive, Sunnyvale, California 94089 or (408) 542-3000.  In addition, eligible stockholders receiving multiple copies of this proxy statement can request householding by contacting their bank or broker, if applicable, or our Vice President of Legal and General Counsel.

Q:           Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals for the 2008 Annual Meeting)?

Stockholders are entitled to present proposals for action and director nominations at the 2008 Annual Meeting of Stockholders (“2008 Annual Meeting”) only if they comply with the applicable requirements of the proxy rules established by the United States Securities and Exchange Commission and the applicable provisions of our bylaws.  Stockholders must ensure that such proposals and nominations are received by our Vice President of Legal and General Counsel at the following address: c/o OmniVision Technologies, Inc., 1341 Orleans Drive, Sunnyvale, California 94089, Attn: Vice President of Legal and General Counsel, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2008 Annual Meeting that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than April 26, 2008, and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2008 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting.  Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the 2007 Annual Meeting for purposes of the 2008 Annual Meeting.  This means that such proposals or nominations must also be received by April 26, 2008.  A copy of the relevant bylaw provision is available upon written request to our Vice President of Legal and General Counsel at the address provided above.

Q:           Can I nominate director candidates?

A:           You may propose director candidates for consideration by the board’s corporate governance and nominating committee.  It is our policy that our corporate governance and nominating committee will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management.  See “Corporate Governance — Policy for Director Recommendations and Nominations” for additional information.

Q:           How can I communicate with the independent directors?

A:           Stockholders may communicate directly with our independent directors by sending an email to Y. Vicky Chou, our Vice President, Legal and General Counsel at legal@ovt.com.  Ms. Chou will monitor these communications and will provide summaries of all received messages to the board of directors at its regularly scheduled meetings.  Where the nature of a communication warrants, Ms. Chou may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or our management or independent advisors, as Ms. Chou considers appropriate.  After reviewing stockholder messages, Ms. Chou will determine whether any response is necessary.

Q:           How do I find out the voting results?

A:           We have engaged Computershare, our transfer agent, to serve as the independent inspector of election for the 2007 Annual Meeting. Preliminary voting results will be announced at the 2007 Annual Meeting, and final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending October 31, 2007, which we will file with the Securities and Exchange Commission (the “SEC”).

Q:           Who will count the vote?

A:           We expect a representative from Computershare will tabulate the proxy and act as inspector of election.

Q:           What if I have questions about lost stock certificates or I need to change my mailing address?

A.           Stockholders may contact our transfer agent, Computershare, by calling (781) 575-3788 or writing to 250 Royall Street, Canton, MA 02021, or visit their website at www.computershare.com to obtain more information about these matters.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the 2007 Annual Meeting.  Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting.  However, if other matters are properly presented at the 2007 Annual Meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL ONE

ELECTION OF CLASS I DIRECTOR

General

Pursuant to our restated certificate of incorporation and bylaws, our board of directors currently consists of five members, divided into three classes, Class I, Class II and Class III, with each class serving staggered terms of three years.  Vacancies on the board of directors may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of our voting stock entitled to vote generally in the election of directors and voting together as a single class or (ii) by a majority of the remaining directors.  A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly elected and qualified.  Currently, there is one director in Class I, two directors in Class II and two directors in Class III.  The Class I director is to be elected at the 2007 Annual Meeting.  The Class II and Class III directors will be elected at the 2008 and 2009 Annual Meetings, respectively.  The Class I director to be elected at the 2007 Annual Meeting will hold office until the 2010 Annual Meeting or until his successor has been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the one Class I nominee named below, who is presently our director.  In the event that the nominee is unable or declines to serve as a director at the time of the 2007 Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present board of directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of the nominee listed below, and in such event, the specific nominee to be voted for will be determined by the proxy holders.  We are not aware that the nominee will be unable or will decline to serve as a director.

Nominees

The following table sets forth the names, ages and titles of the nominee and each of our other directors as of August 15, 2007:

Name	Biographical Information	Age	Director Since

Nominee for Class I Director:
Shaw Hong	Shaw Hong, one of our cofounders, has served as one of our directors and as our CEO and President since May 1995. Mr. Hong holds a B.S. degree in electrical engineering from Jiao Tong University in China and an M.S. degree in electrical engineering from Oregon State University.	70	1995
Continuing Class II Directors whose term expires at the 2008 Annual Meeting:

Andrew Wang	Andrew Wang has served as one of our directors since January 2004. Since May 2005, Dr. Wang has served as Chairman and Chief Executive Officer of Phalanx Biotech Group. From 1989 until May 2005, Dr. Wang served as the Chairman of Industrial Technology Investment Corporation, a venture capital firm. Dr. Wang holds a B.S. degree in electrical engineering from the National Taiwan University, a M.S. degree in electrical engineering from University of California, Berkeley and a Ph.D. degree in electrical engineering from Stanford University.	70	2004

Name	Biographical Information	Age	Director Since

Xinping (James) He

Xinping (James) He has served as our Chief Operating Officer since August 2006. From February 2003 to August 2006, Mr. He served as our Senior Vice President of Engineering. Mr. He joined our Company in June 1995 and served as a senior design engineer until his promotion to design manager in July 1998. From August 2001 until February 2003, Mr. He served as our Vice President of Core Technology. In November 2006, our board of directors appointed Mr. He as a member of the board of directors as a Class II director. Mr. He holds a B.S. degree and an M.S. degree in electrical engineering from Tsinghua University in Beijing.

		44	2006

Continuing Class III Directors whose terms expire at the 2009 Annual Meeting:

Joseph Jeng	Joseph Jeng has served as one of our directors since April 2003. From April 1999 to the present, Mr. Jeng has been an independent consultant and advisor. From April 1984 to March 1999, Mr. Jeng served as the Chief Executive Officer of Altatron, Inc., a global supply-chain manufacturing services company, which he founded. Mr. Jeng holds a B.S. degree in physics from National Taiwan University and an M.A. degree in physics and an M.B.A. degree from Harvard University.	58	2003

Dwight Steffensen

Dwight Steffensen has served as one of our directors since August 2004. Since February 2002, Mr. Steffensen has served as a member of the board of directors of SYNNEX Corporation, a global information technology supply chain services company. Prior to joining the board of SYNNEX, from February 1996 until August 2000, Mr. Steffensen served as Chairman and Chief Executive Officer of Merisel, Inc. Prior to joining Merisel, Mr. Steffensen served as President and Chief Operating Officer of Bergen Brunswig Corporation, a healthcare company. Prior to the merger of Bergen Brunswig Corporation and Synergex Corporation, he served as President and Chief Executive Officer of Synergex. Mr. Steffensen holds a B.A. degree in economics from Stanford University and is a certified public accountant with retired status.

		64	2004

Vote Required and Board Recommendation

If a quorum is present, the nominee receiving the highest number of votes will be elected to the board of directors.  Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal, although they will be counted for purposes of determining whether there is a quorum.  The board of directors recommends that stockholders vote FOR the election of the Class I nominee named above.

PROPOSAL TWO

APPROVAL OF THE 2007 PLAN

General

Stockholders are being asked to approve the 2007 Plan.  The Company’s board of directors believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and to create long-term shareholder value.  The board of directors believes that the 2007 Plan increases the Company’s ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate and retain talented personnel.  Changes in the equity compensation accounting rules also make it important for us to have greater flexibility under the 2007 Plan.  As the new equity compensation accounting rules have come into effect, we plan to use stock options and other equity compensation vehicles such as restricted stock to help manage our annual equity spending and reduce our accounting expense, consistent with competitive market practices. In conjunction with stockholder approval of the 2007 Plan, our board of directors has adopted a burn rate policy to manage our annual awards of equity compensation and our stockholder dilution.  The average number of shares that will be subject to equity compensation in each of the next three years will be based on the median burn rate for our industry, as described in more detail below under the heading Adoption of Burn Rate Policy.

The Company currently has in place its Amended and Restated 2000 Stock Plan (the “2000 Plan”).  The Company intends for the 2007 Plan to replace the 2000 Plan if the stockholders approve the 2007 Plan and no new awards will be granted under the 2000 Plan thereafter.  If stockholders do not approve the 2007 Plan, the 2000 Plan will remain in effect.

The board of directors has approved the 2007 Plan, subject to approval from the stockholders at the 2007 Annual Meeting.  Approval of the 2007 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting.  As of August 15, 2007, no awards have been granted under the 2007 Plan.  The Company’s Named Executive Officers and directors have an interest in this proposal.

Key points of the 2007 Plan include:

•                  Unlike the 2000 Plan, the 2007 Plan will not include an evergreen provision that provides for an annual increase in the number of shares reserved for issuance.  The 2007 Plan will have 4,100,715 new shares of our common stock not previously approved by stockholders reserved for issuance, as well as 1,899,285 shares of our common stock reserved for issuance but not yet issued under the 2000 Plan as of August 15, 2007.  Thus the total number of shares reserved for issuance under the 2007 Plan will be 6,000,000 shares of our common stock.  The Company believes elimination of the evergreen provision and the corresponding reduction in the Company’s overhang level (options granted but not yet exercised plus shares available for grant divided by total shares outstanding) is consistent with procedures and practices currently deemed “best practices.”

•                  Unlike the 2000 Plan, the 2007 Plan prohibits the grant of stock option or stock appreciation right awards with an exercise price less than fair market value of common stock on the date of grant.

•                  Unlike the 2000 Plan, the 2007 Plan generally prohibits the “re-pricing” of stock options or stock appreciation rights, or the cancellation of such awards in exchange for new awards with a lower exercise price, unless approved by stockholders.  Exceptions to this prohibition are for events such as acquisitions, stock splits and certain other capital transactions where adjustments may be made to preserve the original economic value of the awards.

•                  Unlike the 2000 Plan, the 2007 Plan also allows for the grant of full value awards (e.g., awards of restricted stock, performance shares and performance units).

•                  The 2007 Plan generally provides that full value awards will vest over a period of at least three years, unless such award is to vest based upon achievement of one or more performance objectives, in which case vesting will be over a period of at least twelve months.

•                  The Company believes that full value awards can be an important and effective part of an equity compensation strategy consistent with best practices and can help limit stockholder dilution related to the Company’s equity compensation program.  However, the Company recognizes that the issuance of full value awards can potentially be more costly to its stockholders than appreciation awards such as stock options or stock appreciation rights.  Accordingly, any award with an exercise or purchase price less than fair market value on the date of grant (e.g., restricted stock, restricted stock units, performance shares or performance unit awards) will be counted against the 2007 Plan’s share reserve as two shares for every one share subject to such award.  Correspondingly, to the extent that a share that counted as two shares against the 2007 Plan reserve at the time of grant pursuant to the preceding sentence is recycled back into the 2007 Plan (e.g., upon award termination or share repurchase), the 2007 Plan will be credited with two shares that will thereafter be available for future issuance under the 2007 Plan.

•                  To make the 2007 Plan less costly to stockholders, each share subject to a stock settled stock appreciation right at the time of grant will count as a full share against the 2007 Plan share reserve, rather than only the net shares issued upon settlement of the stock appreciation right.

We believe strongly that the approval of the 2007 Plan is essential to our continued success.  In particular, we believe that our employees are our most valuable assets and that the awards permitted under the 2007 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete.  Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals.  For the reasons stated above, the stockholders are being asked to approve the 2007 Plan.

Adoption of Burn Rate Policy.  In order to better manage and control the amount of our common stock used for equity compensation, our board of directors has adopted a Burn Rate Policy.  The Burn Rate Policy is intended to limit the number of shares of our common stock that we may use for equity compensation over our next three fiscal years consistent with current industry norms.

During this three-year period, beginning with our 2008 fiscal year and ending with our 2010 fiscal year, our Burn Rate Policy will require us to limit the number of shares that we grant subject to stock awards over the three-year period to an annual average of 5.4% of our outstanding common stock (which is equal to the median burn rate plus one standard deviation for the 2007 calendar year for Russell 3000 companies in our Global Industry Classification Standards Peer Group (4530 Semiconductors and Semiconductor Equipment), as published by Institutional Shareholder Services in 2007).  Our annual burn rate will be calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, and other stock awards) granted during our fiscal year divided by our outstanding common stock, measured as of the last day of each fiscal year, both as reported in our periodic filings with the SEC.  Awards that are settled in cash, awards sold under our employee stock purchase plan and awards assumed or substituted in acquisitions will be excluded from our burn rate calculation.  For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock unit, performance share and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as more than one share on the following schedule: (i) 1.5 shares if our annual common stock price volatility is 53% or higher; (ii) 2 shares if our annual common stock price volatility is between 25% and 53%; and (iii) 4 shares if our annual common stock price volatility is less than or equal to 25%.

Summary of the 2007 Plan

The following is a summary of the principal features of the 2007 Plan and its operation.  The summary is qualified in its entirety by reference to the 2007 Plan itself set forth in Appendix A.

The 2007 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other stock or cash awards.  Each of these is referred to individually as an “Award.”   Those who will be eligible for Awards under the 2007 Plan include employees, directors and consultants who provide services to the Company and its affiliates.  As of the record date, approximately 900 employees, directors and consultants would be eligible to participate in the 2007 Plan.

Number of Shares of Common Stock Available Under the 2007 Plan.  The board of directors has reserved 6,000,000 shares of our common stock for issuance under the 2007 Plan.  No Awards have been granted under the 2007 Plan.  To the extent an award under the 2007 Plan is paid out in cash rather than shares it will not reduce the number of shares available for grant under the 2007 Plan.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant will count against the share reserve as two shares for every one share subject to such an Award.  To the extent that a share that was subject to an Award that counted as two shares against the 2007 Plan reserve pursuant to the preceding sentence is returned to the 2007 Plan, the 2007 Plan reserve will be credited with two shares that will thereafter be available for issuance under the 2007 Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the board of directors, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan, will adjust the (i) number and class of shares available for issuance under the 2007 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person share limits on Awards, as appropriate to reflect the change.

Administration of the 2007 Plan.  The board of directors, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board of directors, will administer the 2007 Plan.  The board of directors or the board committee administering the 2007 Plan is referred to below as the “Administrator.” To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that we can claim a federal tax deduction for certain compensation paid under the 2007 Plan.  Subject to the terms of the 2007 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the 2007 Plan and outstanding Awards.  Notwithstanding the foregoing, the Administrator may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price.

Options.  The Administrator is authorized to grant nonstatutory stock options and incentive stock options under the 2007 Plan.  The Administrator determines the number of shares subject to each option, although the 2007 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial service as an employee of OmniVision, in which case he or she may be granted an option to purchase up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the 2007 Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant.  In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement.  If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.  In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.  The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant.  We can pay the appreciation either in cash or in shares of common stock.  Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2007 Plan.  The Administrator, subject to the terms of the 2007 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2007 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant.  The term of a stock appreciation right may not exceed ten years.  No participant may be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial service as an employee with OmniVision.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement.  If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.  In no event may a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock.  Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion.  For example, the Administrator may set restrictions based on the achievement of specific performance goals.  The Award agreement will generally grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability).  The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant may be granted a right to purchase or acquire more than 200,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units.  Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes are satisfied.  For example, the Administrator may set restrictions based on the achievement of specific performance goals.  Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement.  Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout.  The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof.  On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us.  The Administrator determines the number of restricted stock units granted to any participant, but during any of our fiscal years, no participant may be granted more than 200,000 restricted stock units during any fiscal year, except that a participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Performance Units and Performance Shares.  The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest.  The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.  Notwithstanding the foregoing, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares.  During any fiscal year, no participant may receive more than 200,000 performance shares and no participant may receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with us.  Performance units will have an initial dollar value established by the Administrator on or before the date of grant.  Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals.  Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; total return to stockholders; number and/or type of design wins, unit revenue or gross margin/gross profit goals by market or by customer; achievement of specific product design, specification or performance targets; achievement of specific unit, yield or cost reduction targets; or recruiting of specified personnel with valuable skills and/or experience.  The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of our business as a whole or one part of our business and may be measured relative to a peer group or to an index.

Transferability of Awards.  Awards granted under the 2007 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change of Control.  In the event of a change of control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.  If after a change of control of the Company a non-employee director is terminated other than upon a voluntary resignation, Awards granted to such non-employee director will fully vest and be exercisable with respect to 100% of the shares subject to such Awards.

Amendment and Termination of the 2007 Plan.  The Administrator will have the authority to amend, alter, suspend or terminate the 2007 Plan, except that stockholder approval will be required for any amendment to the 2007 Plan to the extent required by any applicable laws.  No amendment, alteration, suspension or termination of the 2007 Plan will impair the rights of any participant, unless otherwise mutually agreed between the participant and the Administrator, which agreement must be in writing and signed by both the participant and us.  The 2007 Plan will terminate on August 15, 2017, unless the board of directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the 2007 Plan is in the discretion of the Administrator and therefore cannot be determined in advance.  The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the 2000 Plan during the last fiscal year and the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted(1)	Average Per Share Exercise Price ($)
Shaw Hong	185,000	20.77
Xinping (James) He	160,000	20.57
Peter V. Leigh	40,000	16.69
Y. Vicky Chou	130,000	20.78
John Yue	75,000	20.83
All executive officers, as a group	910,000	19.86
All directors who are not executive officers, as a group	60,000	16.85
All employees who are not executive officers, as a group	4,363,015	21.61

(1)          We grant stock options on an annual basis.  However, for the fiscal 2006 annual grant, the compensation committee decided to grant only a portion of the fiscal 2006 allocation, pending consultations with Compensia, Inc. (“Compensia”), its independent executive compensation and benefits consultant.  On August 28, 2006, after reviewing competitive equity practices and consulting with Compensia, the compensation committee granted the rest of the fiscal 2006 allocation to our employees and officers.  Because this additional portion of the fiscal 2006 allocation was granted in fiscal 2007, it is included in the numbers shown in the table for grants that occurred in fiscal 2007.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2007 Plan.  Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.  No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.  Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options).  If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss.  If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.  A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. He or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.  However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company.  We generally will be entitled to claim a tax deduction in connection with an Award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option).  Special rules limit the deductibility of compensation paid to our CEO and to each of our four most highly compensated executive officers.  Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  These conditions include stockholder approval of the 2007 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid.  The 2007 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to claim a federal income tax deduction in connection with such Awards.

Section 409A.  Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation.  Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death).  Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2007 Plan with a deferral feature will be subject to the requirements of Section 409A.  If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received.  Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2007 PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE PARTICIPANT MAY BE SUBJECT.

Vote Required and Board Recommendation

The approval of the 2007 Plan requires the affirmative vote of a majority of the shares present, represented and entitled to vote on the matter in order to be approved.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR the approval of the 2007 Plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors annually selects our independent registered public accounting firm.  The audit committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm (“PwC”), to audit our consolidated financial statements for the fiscal year ending April 30, 2008, and recommends that the stockholders vote for the ratification of such appointment.  Representatives of PwC are expected to be present at the 2007 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2006 and 2007

The following table presents fees for professional services rendered by PwC for the audit of our consolidated annual financial statements for fiscal 2006 and 2007 and fees billed for audit services, audit-related services, tax services and all other services rendered by PwC for fiscal 2006 and 2007:

	2006	2007
Audit Fees	$1,793,500	$1,706,000
Audit-Related Fees	165,500	—
Tax Fees	85,000	279,000
All Other Fees	1,500	1,500
Total Fees	$2,045,500	$1,986,500

Audit Fees.  These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  These amounts represent fees billed for accounting consultation and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees.  These amounts represent fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.

All Other Fees.  These amounts represent the Company’s subscription to a software research tool developed by PwC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, or to subsequently approve non-audit services in circumstances where subsequent approval is necessary and permissible.  The audit committee is responsible for obtaining on a periodic basis a formal written statement from the independent registered public accounting firm regarding the relationships and services provided to us that may impact their independence.

The audit committee of the board of directors reviewed and approved all non-audit fees for services provided by PwC in fiscal 2006 and 2007.  In making its recommendation to appoint PwC as our independent registered public accounting firm, the audit committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence.  The audit committee has determined that the provision of non-audit services by PwC is compatible with maintaining the firm’s independence as our independent registered public accounting firm.

Vote Required and Board Recommendation

Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement.  However, the audit committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

CORPORATE GOVERNANCE

Board and Committee Meetings

The board of directors and its committees held 32 meetings during fiscal 2007.  All directors attended at least 98% of the meetings of the board and its committees of which they were members held during fiscal 2007.

Committees of the Board

The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.

Audit Committee

The information regarding the audit committee’s charter and the independence of the members of the audit committee contained under this caption, “Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act.

The responsibilities of the audit committee include the selection of our independent registered public accounting firm, consulting with and reviewing services provided by our independent registered public accounting firm and overseeing our internal financial reporting and accounting controls.  The audit committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our audit committee is available on our website located at www.ovt.com and is attached hereto as Appendix B.  It may be found on the website as follows:

1.                                       From our main web page, click on “Investors.”

2.                                       Then click on “Corporate Governance.”

3.                                       Then click on “Charter of the Audit Committee.”

The audit committee held eleven (11) meetings during fiscal 2007.  During fiscal 2007, the members of the audit committee were Messrs. Jeng, Wang and Steffensen with Mr. Steffensen serving as the chairperson of the audit committee.  Each member of the audit committee is independent as defined under the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market.  The board of directors has determined that Mr. Steffensen is qualified as an audit committee financial expert within the meaning of the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market and has confirmed that the other members of the audit committee are able to read and understand financial statements.  The report of the audit committee for fiscal 2007 is included in this proxy statement.

Compensation Committee

The compensation committee reviews and approves decisions regarding compensation, incentive and other forms of compensation for our officers and reviews and makes recommendations to the board of directors regarding compensation policies for our directors, employees and consultants.  The compensation committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our compensation committee is available on our website located at www.ovt.com and is attached hereto as Appendix C. It may be found on the website as follows:

1.                                       From our main web page, click on “Investors.”

2.                                       Then click on “Corporate Governance.”

3.                                       Then click on “Charter of the Compensation Committee.”

The compensation committee held five (5) meetings during fiscal 2007.  During fiscal 2007, the members of the compensation committee were Messrs. Jeng, Wang and Steffensen with Mr. Jeng serving as the chairperson of the compensation committee.  None of the current compensation committee members is an employee of our Company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.  The report of the compensation committee for fiscal 2007 is included in this proxy statement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee develops and recommends to the board of directors the governance principles applicable to our Company.  The corporate governance and nominating committee assists the board of directors in identifying and selecting prospective candidates for nomination to the board of directors for the annual meetings of stockholders and will consider nominees recommended by stockholders.

The corporate governance and nominating committee held two (2) meetings during fiscal 2007.  During fiscal 2007, the members of the corporate governance and nominating committee were Messrs. Jeng, Wang and Steffensen with Mr. Wang serving as the chairperson of the corporate governance and nominating committee.  None of the current corporate governance and nominating committee members is an employee of our Company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.

A copy of the charter of our corporate governance and nominating committee is available on our website located at www.ovt.com and is attached hereto as Appendix D.  It may be found on the website as follows:

1.                                       From our main web page, click on “Investors.”

2.                                       Then click on “Corporate Governance.”

3.                                       Then click on “Charter of the Corporate Governance and Nominating Committee.”

Policy for Director Recommendations and Nominations

The corporate governance and nominating committee considers candidates for board membership suggested by our board members, management and stockholders.  The corporate governance and nominating committee may also retain third-party executive search firms to identify independent director candidates from time to time.  It is the policy of the corporate governance and nominating committee to consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.

Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of the chairman of the corporate governance and nominating committee, at our offices located at 1341 Orleans Drive, Sunnyvale, California 94089.  This written recommendation must include the information and materials required by our bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and OmniVision within the last three years and evidence of the required ownership of our common stock by the recommending stockholder.  A copy of the relevant bylaw provision is available upon written request to our Vice President of Legal and General Counsel at the address provided above.

In accordance with the advance notice provisions in our bylaws, director nominations to be considered at the 2008 Annual Meeting must be received not less than 120 days prior to the date of our proxy statement for the 2007 Annual Meeting.  For purposes of our 2008 Annual Meeting, director nominations must be received by April 26, 2008.

In addition, a stockholder that instead desires to nominate a person directly for election to the board of directors at an annual or special meeting of our stockholders must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals as described above on page 5.

Where the corporate governance and nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management.  In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the corporate governance and nominating committee considers a number of factors, including the following:

•                  the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board;

•                  such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest; and

•                  such other factors as the committee may consider appropriate.

The corporate governance and nominating committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board:

•                  the highest personal and professional ethics and integrity;

•                  proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•                  skills that are complementary to those of the existing board members;

•                  the ability to assist and support management and make significant contributions to our success; and

•                  an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing the evaluation and review, the corporate governance and nominating committee makes a recommendation to the full board as to the persons who should be nominated to the board, and the board determines and approves the nominees after considering the recommendation and report of the corporate governance and nominating committee.

Director Independence

In fiscal 2007, the board undertook a review of the independence of its members and considered whether any director had a material relationship with our Company or management that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of these reviews, the board affirmatively determined that Joseph Jeng, Dwight Steffensen and Andrew Wang are independent of our Company and our management under the corporate governance standards of the Nasdaq Stock Market.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers.  In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our CEO and our CFO, who also serves as our principal accounting officer.  These codes are intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees.  The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our corporate website located at www.ovt.com.

The Codes may be found on the website as follows:

1.                                       From our main web page, click on “Investors.”

2.                                       Then click on “Corporate Governance.”

3.                                       Then click on the name of the applicable Code.

We intend to post amendments to or waivers from the Code of Business Conduct and Ethics on our website.

Attendance by Board Members at the 2007 Annual Meeting

Our policy with respect to director attendance at the 2007 Annual Meeting is to encourage but not require director attendance at the annual meetings.  All of our directors attended our Annual Meeting for 2006.

Director Compensation

Non-employee directors are reimbursed for certain expenses in connection with their attendance at the board of directors and committee meetings. In fiscal 2007 each non-employee director received cash compensation in the amount of (i) $15,000 per year for services performed as a member of the board of directors, (ii) $5,000 per year for services performed as a member of the audit committee (and in the case of the chairman of the audit committee, $10,000 per year), (iii) $2,000 per year for services performed as a member of the compensation committee (and in the case of the chairman of the compensation committee, $5,000 per year), (iv) $2,000 per year for services performed as a member of the corporate governance and nominating committee (and in the case of the chairman of the corporate governance and nominating committee, $5,000 per year), (v) $1,500 per board of directors meeting attended and (vi) $500 per committee meeting attended if such meeting is held separate from a board of directors meeting.  In addition, from August 1, 2005 until July 31, 2006, the chairman of the audit committee was paid an additional $20,000 at the beginning of each fiscal quarter for his service as the chairman of the audit committee.  Effective as of July 31, 2006, this additional compensation for the chairman of the audit committee was discontinued.

Our 2000 director stock option plan provides that each non-employee director is automatically granted a stock option for 40,000 shares (the “First Option”) of common stock on the date that such individual becomes a non-employee director.  After the First Option has been granted to a non-employee director, such non-employee director is thereafter automatically granted a stock option (a “Subsequent Option”) to purchase 20,000 shares of common stock at the first meeting of the board of directors following the annual meeting of stockholders in each year, if, on such date, he or she will have served on the board of directors for more than six months.  The First Option is exercisable while a non-employee director remains one of our directors, and vests as to 1/4th of the shares of common stock subject to the First Option on the first anniversary of the date of grant, and as to 1/16th of the shares of common stock subject to the First Option at the end of each quarter thereafter.  Subsequent Options are exercisable while the non-employee director remains one of our directors and vest as to 1/16th of the shares of common stock subject to the Subsequent Option at the end of each quarter after the date of grant.  The exercise price of all of these options is 100% of the fair market value of the common stock on the date of grant.

Under our 2000 Plan, non-employee directors are eligible to receive additional stock option grants at the discretion of the board of directors.  In fiscal 2007, we did not grant any discretionary stock options to non-employee directors under the 2000 Plan.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by the non-employee members of the Company’s board of directors for the fiscal year ended April 30, 2007.

	Fees Earned or	Option
Name(1)	Paid in Cash ($)(2)	Awards ($)(3)(4)	Total ($)
Andrew Wang	47,000	265,502	312,502
Joseph Jeng	47,000	225,559	272,559
Dwight Steffensen	70,500	159,627	230,127

(1)   Mr. Hong, our Chairman of the Board, CEO and President and Mr. He, our Chief Operating Officer, do not receive any additional compensation for their service as members of the board of directors.

(2)   We paid Mr. Steffensen an additional $20,000 at the beginning of each fiscal quarter for his service as the chairman of the audit committee. Effective as of July 31, 2006, we discontinued this additional compensation for Mr. Steffensen.

(3)   These amounts do not represent income that the named individual received during the fiscal year, or may receive in any future year.  Rather, these amounts represent the amortization expense of stock option related compensation we recognized in fiscal 2007 in accordance with SFAS No. 123(R).  For purposes of this disclosure, we ignore the adjustments we make for forfeiture assumptions to the aggregate expense we recognize.  These amounts include the amortization expense relating to the annual stock option grant of 20,000 shares to each director on November 28, 2006, as well as to grants made in prior years. The exercise price of the stock option grant on November 28, 2006 was $16.85, which was the closing price of our common stock as reported on NASDAQ on the grant date. The per share grant date fair value of each award on November 28, 2006 was $8.61, computed in accordance with SFAS123(R). For a discussion of the valuation assumptions we use, see Note 13 to our 2007 Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2007.

(4)   The aggregate number of option awards outstanding at April 31, 2007 and the grant date fair value of the option awards granted in fiscal 2007 for each non-employee director is as follows:

Name	Aggregate Number of Option Awards Outstanding at April 30, 2007(#)	Grant Date Fair Value of Option Awards($)
Joseph Jeng	107,500	172,298
Andrew Wang	100,000	172,298
Dwight Steffensen	80,000	172,298

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, none of the members of the compensation committee were officers or employees of OmniVision while they served as members of the compensation committee.  In addition, no executive officer of OmniVision served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes OmniVision’s compensation program for executive officers.  The discussion focuses on our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions.  We address why we believe the program is right for our Company and our stockholders, and we explain how executive compensation is determined.

Currently, OmniVision has six (6) executive officers.  These executives have the broadest job responsibilities and policy-making authority in the Company.  We hold them accountable for the Company’s performance and for maintaining a culture of strong ethics.  Details of compensation for our CEO, CFO and the three other highest paid executive officers (collectively called the “Named Executive Officers”) can be found in the tables beginning on page 29.

What person or group is responsible for determining the compensation levels of executive officers?

The compensation committee of our board of directors determines compensation for all executive officers.  The compensation committee operates under a written charter adopted by the board of directors which established the duties and authority of the compensation committee.

The fundamental responsibilities of our compensation committee are:

•                  to review and make recommendations to OmniVision’s board of directors regarding compensation plans, as well as general compensation goals and guidelines for OmniVision’s executive officers and the board of directors;

•                  to review and determine all compensation arrangements for OmniVision’s executive officers (including our CEO) and to allocate total compensation among the various components of executive pay;

•                  to review and approve all equity compensation awards to our executive officers (including our CEO);

•                  to review and make recommendations to the board of directors regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined; and

•                  to oversee and direct OmniVision’s equity compensation plans.

In determining each executive officer’s compensation, the compensation committee reviews the performance of the Company, assesses the performance of the individuals, and confers with an independent consultant about compensation for comparable executives in the fabless semiconductor and broader technology industry.  The compensation committee also receives the CEO’s recommendations on compensation for other executive officers and consults with the board of directors.

The ability of committee members to judge performance effectively is enhanced by the exposure they get to OmniVision’s operations as members of our board of directors.  The board participates in regular updates on our business priorities, strategies and results.  As a result, the board has frequent interaction with and open access to our executive officers.  This gives the compensation committee members considerable opportunity to ask questions and assess the performance of the executive officers and the Company.

Each member of the compensation committee is an “independent director” as defined by the corporate governance standards of the Nasdaq Stock Market, an “outside director” as defined in the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.  Membership of the committee is determined by our board of directors.

What are the objectives of our compensation program for executive officers and what is it designed to reward?

The fundamental objective of our executive compensation and benefits program is to maximize stockholder value over time.  We have created a compensation package that combines short and long-term components made up of cash and equity.  The following principles guide our compensation decisions:

•                  we seek to maintain compensation programs across our employee population that are fair, objective and consistent;

•                  we seek to directly and substantially link compensation to corporate and individual performance;

•                  we seek to link long term stockholder and executive interests through the grant of equity awards to our executive officers; and

•                  we seek to provide competitive compensation opportunities to attract, retain and motivate superior talent for the Company’s continued success.

To do this, the 2007 compensation program was based on two fundamental principles:

1.                                       Pay for performance – generally pay at or below the market median related to cash compensation and at or above the market median related to equity compensation.

2.                                       Deliver rewards in ways that encourage executives to think and act in both the near-term and long-term interests of our stockholders.

The compensation committee reviewed our one-year and three-year performance based on the following specific measures: revenue, revenue per employee, net income, stock price, market capitalization per employee, cost of management and return on management.  Additionally, the compensation committee assessed the Company’s strategic progress in key markets and technologies.

Most critical in the compensation committee’s assessment is OmniVision’s performance as compared to the companies in the benchmark study described below.  The compensation committee reviews the measures listed above against the same measures for our competitors.  By holding executives accountable for superior performance, we believe OmniVision’s compensation program creates a more competitive, successful company for our stockholders.

What are the elements of executive compensation?

There are two primary elements:

1.                                       Near-term compensation paid in cash, consisting of base salary and profit sharing; and

2.                                       Long-term compensation awarded in equity, consisting of stock options.

Based on the Company’s and the executive officer’s performance, some or all of these elements can be used in any given year.  In this proxy statement, the Company is seeking stockholder approval of the 2007 Plan.  In the future, if approved, the 2007 Plan will enable the Company to grant restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares, which are other forms of equity compensation, in addition to stock options that we may determine to use in the future.

OmniVision provides the following benefits to our executives generally on the same basis as the benefits provided to all employees:

•                  health and dental insurance;

•                  life insurance;

•                  short and long-term disability;

•                  employee stock purchase plan; and

•                  401(k) plan with employer match.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.  All executive officers are employed at will.  None has an employment contract.

How do we determine the amount of each element?

Pursuant to its authority to retain its own outside advisors, in fiscal 2007, the compensation committee engaged Compensia as its independent executive compensation and benefits consultant.  Compensia continues to serve at the discretion of the compensation committee.  Compensia provided assessments of executive pay and benchmarking data to the compensation committee, assessed OmniVision’s corporate performance over several key measures and took part in most committee meetings that involved executive pay decisions.  The compensation committee also reviewed tally sheets prepared by Compensia which show a three-year historical review of each executive officer’s total compensation, including salary, profit sharing/bonus, equity, and accumulated realized and unrealized stock option gains, as well as future projections of some of these components of executive compensation.

In determining the compensation of our executive officers, Compensia’s assessment of OmniVision’s corporate performance, benchmarking data and assessment of executive pay is used in conjunction with the quarterly review by Mr. Shaw Hong, our CEO.  Mr. Hong reviews each executive officer’s performance with the compensation committee and makes recommendations to the committee with respect to the appropriate base salary, payments to be made under our cash profit sharing/bonus plan and grants of long-term equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations set forth in this discussion, including Compensia’s recommendations, the compensation committee approves the base salary package of our executive officers, other than our CEO.  We expect the compensation committee to continue to rely on an independent compensation and benefits consultant in evaluating executive compensation for benchmarking data and other critical comparative analysis  The compensation committee will also continue to rely significantly on the recommendations of our CEO, because the compensation committee believes management’s input is critical to properly evaluating individual executive performance.

With the assistance of Compensia, in fiscal 2007, the compensation committee reviewed the major elements of OmniVision’s executive officer compensation program, in part with reference to a carefully selected peer group.  These companies are predominately located in the San Francisco Bay Area, the geographic location in which we operate and compete for executive talent.  In addition to geographic location, these companies were chosen using the following principles:

•                  companies that are close industry competitors; and

•                  technology companies that are similar in size as measured by revenue and head count.

For fiscal 2007, Compensia’s benchmark study included the following companies:

•       Altera Corporation

•       Applied Micro Circuits

•       Conexant Systems, Inc.

•       Cree Durham

•       Genesis Microchip Inc.

•       Intersil Corporation

•       Micrel Inc.

•       Microsemi Corporation

•       PMC-Sierra, Inc.

•       Sigmatel, Inc.

•       Silicon Laboratories Inc.

•       Silicon Storage Technology, Inc.

•       Skyworks Solutions, Inc.

•       TriQuint Semiconductor, Inc.

•       Zoran Corporation

We believe these companies accurately reflect the business and labor market in which OmniVision competes.  For these reasons, the peer group data is used for both compensation benchmarking purposes and for performance comparisons.  In addition to this peer group, our benchmark data (which we refer to, collectively with the peer group, as the “Benchmark Companies”) also includes a broader group of similarly-sized technology companies included in data collected in published surveys.  The compensation committee generally believes that gathering benchmark information is an important part of our compensation related decision-making process.  However, due to aspects of our business and objectives that may be unique, the compensation committee determined, in consultation with Compensia, that the roles of certain of our executive officers were non-standard when compared to the closest available roles at the Benchmark Companies.  The compensation committee, in consultation with Compensia, applied discretion and adjusted for differences in job scope for these positions when compared to the Benchmark Companies to more accurately reflect the contributions of these executives.

How would you describe the CEO’s compensation package?

The compensation committee reviews the CEO’s compensation using substantially the same criteria and policies as are employed for the other executive officers. The CEO’s total compensation package for fiscal 2007 included the same main elements as our other executive officers (i.e., base salary, profit sharing awards and stock option grants). The CEO received no additional material compensation or benefits not provided to all executive officers.  During fiscal 2007, the compensation of Shaw Hong, our President, CEO and one of our directors, consisted of a base salary of $450,000 which represented an increase of approximately 6% from his fiscal 2006 base salary of $425,000.  Mr. Hong received profit sharing awards in fiscal 2007 in the aggregate amount of $63,000 which represented a decrease of approximately 30% from the $90,000 in profit sharing awards that he received in fiscal 2006. In addition, in fiscal 2007, Mr. Hong received two stock option grants.  The second grant, for 100,000 shares, was made to Mr. Hong on August 28, 2006 and represented the remainder of Mr. Hong’s fiscal year 2006 equity award that was delayed while the compensation committee considered, with Compensia’ assistance, competitive executive equity compensation practices.  This 100,000 share stock option grant, in combination with the 32,500 share stock option grant Mr. Hong did receive in fiscal year 2006, brought his total fiscal 2006 stock option awards to 132,500 shares.  The first grant, for 85,000 shares, was Mr. Hong’s fiscal 2007 equity award and was made on June 12, 2006.  This award represents a decrease of approximately 36% from the option grants to purchase 132,500 shares of common stock that he received in connection with fiscal 2006.  Mr. Hong’s fiscal year 2007 stock option award vests on our standard four year vesting schedule of 25% after one year and 1/48 of the shares each month thereafter.  The fiscal 2006 stock option grants for Mr. Hong have the following vesting schedules:  (i) all of the shares underlying the 32,500 share option granted to Mr. Hong in fiscal year 2006 fully vested on April 30, 2006; and (ii) the 100,000 share option granted on August 28, 2006 will vest monthly over three years starting July 1, 2006.

The compensation committee based its decisions regarding Mr. Hong’s compensation for fiscal 2007 on a variety of factors, including:

•                  The scope and responsibility of his position,

•                  Comparisons of CEO compensation levels for similarly situated companies,

•                  Our corporate performance, and

•                  His individual performance and contributions, including, among others, his strong leadership in bringing about the continued successes and achievements of the Company including the continued development of innovative products, and expansion into new products and markets.

Why do we choose to pay each element and how do we decide how much to pay?

We believe our combination of near-term and long-term compensation strikes the right balance between steady pay and highly leveraged performance-based rewards that promote our stockholders’ interests. The compensation committee’s choice of the allocation of total compensation for our executive officers across the different elements of compensation reflect consideration of our stockholders’ interests in paying what is required, but not significantly more than necessary, to achieve our corporate objectives.  We believe that, given the industry in which we operate and the geographic region in which we are located, cash and equity compensation at these percentage levels are generally necessary and sufficient to retain our existing executive officers and to hire new executive officers, when and as required.

The compensation committee determines which elements to use and sets the levels of executive compensation.  Base salaries are reviewed annually on a regular cycle that is carried out over the course of the year, culminating in June.  From time to time, off-cycle changes are made to an individual executive’s compensation as the result of an increase in job responsibility or for purposes of retention.

The specifics of each element are as follows:

Near-Term Compensation, Paid in Cash.  In order to attract, retain and motivate the superior executive talent that is crucial to the long-term creation of stockholder value, the compensation committee has determined to target executive officer base salaries and total cash compensation at or below the 50th percentile (when compared to the Benchmark Companies).  As a result of this allocation, a part of our executive officers’ total cash compensation is performance based and at risk. This positioning is consistent with our fundamental pay-for-performance philosophy that cash compensation be at or below the competitive median and the equity compensation be at or above the competitive median.

Base Salary.  This is the basic, least variable form of compensation for the job an executive officer does.  OmniVision generally pays base salaries that are below the market median for officers performing comparable jobs, although this can vary depending on an individual’s performance.  In 2007, the executive officers’ base salaries were determined by evaluating the most recent available data for comparable positions at the Benchmark Companies and each officer’s role, experience, skills, knowledge, responsibilities and performance rating.

The following table presents information regarding the base salaries of our Named Executive Officers for fiscal years 2008, 2007 and 2006, as well as the percentage increase or decrease of such salaries as compared to the respective prior fiscal year.

Name	Year	Base Salary ($)(1)	Percentage Increase (Decrease)

Shaw Hong	2008	465,000	3%
	2007	450,000	6%
	2006	425,000	42%

Xinping (James) He	2008	315,000	5%
	2007	300,000	15%
	2006	260,000	16%

Peter V. Leigh	2008	265,000	2%
	2007	260,000	0%
	2006	260,000	24%

Y. Vicky Chou	2008	295,000	5%
	2007	280,000	17%
	2006	240,000	20%

John Yue	2008	230,000	5%
	2007	220,000	5%
	2006	210,000	5%

(1)          Changes in the base salaries of our Named Executive Officers are determined in June and become effective on July 1st of each year.

Profit Sharing/Bonus Awards.  This element is moderately variable and scales up or down depending on the Company’s quarterly operating results.  The program emphasizes that every individual in the Company, including executive officers, contributes to the Company’s profitability and can share in it.  The profit sharing awards are paid under our executive officer cash profit sharing/bonus plan, which is part of a cash profit sharing/bonus plan that we have in place for all of our employees.  The profit sharing awards are paid on a quarterly basis and the total amount of the quarterly awards to be allocated to all employees is based on a percentage of pre-tax profits (excluding stock-based compensation) that is recommended by the CEO and approved by the compensation committee. For fiscal 2007, the percentage of pre-tax profits (including stock-based compensation) that was set aside for the profit sharing awards pool for the executive officers (excluding the CEO) was approximately 0.46%. At the end of each quarterly period, the compensation committee evaluates the individual performance of each of the executive officers and determines the percentage of the total quarterly profit sharing awards pool to be allocated to each executive officer. The compensation committee does not establish pre-set individual goals and objectives at the beginning of each quarter, but the criteria that the compensation committee considers in evaluating each executive officers’ individual performance include:  (i) the performance of such executive officer’s department, (ii) extraordinary achievements and contributions of the executive officer during the quarter, and/or (iii) increased leadership and experience displayed by the executive officer. The amount of each executive officer’s profit sharing award, if any, is directly affected by the amount of corporate profits for each quarter and each executive officer’s individual performance during such quarter. Therefore, the better our overall corporate performance and the better each executive officer’s individual performance, the greater amount that each executive officer will receive in the form of profit sharing awards. Conversely, if we are less profitable or if an executive officer’s performance is lacking for a particular quarter, the profit sharing award for such executive officer may be significantly reduced as compared to prior quarters, or even eliminated.  For fiscal 2007, total cash compensation (i.e., base salary plus profit sharing awards paid out in fiscal 2007) for our executive officers was below the market 25th percentile of the Benchmark Companies.

The following table presents information regarding the profit sharing/bonus awards paid to our Named Executive Officers for fiscal years 2007 and 2006, as well as the percentage increase or decrease of such profit sharing/bonus awards as compared to the respective prior fiscal year.

Name	Year	Profit Sharing/ Bonus Awards ($)	Percentage Increase (Decrease)

Shaw Hong	2007 2006	63,000 90,000	(30 70	)% %

Xinping (James) He	2007 2006	57,000 82,000	(30 55	)% %

Peter V. Leigh	2007 2006	28,500 68,000	(58 N/A	)% (1)

Y. Vicky Chou	2007 2006	52,000 73,000	(29 97	)% %

John Yue	2007 2006	42,000 63,000	(33 N/A	)% (1)

(1)          Messrs. Leigh and Yue began employment with us in fiscal 2005.  Accordingly, a comparison of their 2006 profit sharing/bonus awards to their fiscal 2005 profit sharing/bonus awards is not meaningful for purposes of this table.

Long-Term Compensation, Awarded in Equity.  Historically because the 2000 Plan does not provide for any form of equity compensation other than stock options, the compensation committee has granted long-term compensation in the form of stock options.  The compensation committee believes that equity compensation promotes long-term focus, aligns our executives’ interests with those of our stockholders, and helps us retain key individuals.  Members of our executive team are highly regarded and sought after in the semiconductor and other high-technology industries, and the compensation committee believes it is important to retain a strong, capable executive team.  Because none of our executive officers has an employment contract, the compensation committee believes that equity is its strongest compensation tool for retention.

The compensation committee believes long-term equity compensation aligns the interests of executive officers with stockholders by providing a significant incentive to each of our executive officers to remain employed by OmniVision and to benefit from long-term value they help to create for our stockholders. Consistent with this belief, our executive officers are generally provided long-term equity awards on an annual basis, and, consistent with our pay-for-performance philosophy, long-term incentive awards for our executive officers are generally targeted at or above competitive median levels, depending upon corporate and individual performance.  In addition, when determining the total amount to be granted annually to all recipients, including executive officers, the compensation committee considers the amount and value of equity compensation grants already held by the executive officer, overall dilution, OmniVision’s achievement of its corporate performance targets, retention objectives and the executive officer’s potential contribution to the creation of long-term stockholder value.

Stock Options.  Each stock option represents the right to purchase a specified number of shares of our common stock at a set exercise price subject to the terms and conditions of an option agreement.  The exercise price is the closing stock price of OmniVision stock on the day the compensation committee grants the option.  As a result, any value that an executive receives from a stock option is solely the result of increases in the value of OmniVision stock.  An increase in the value of OmniVision stock benefits all of our stockholders, thus aligning executive and stockholder interests.  In general, options become exercisable over four years: 25 percent of the shares subject to the option vest one year from the date of grant and the remaining shares vest at a rate of 1/48 of the shares per month.  They have a term of 10 years.

The following table presents information regarding the stock options granted to our Named Executive Officers for fiscal years 2008, 2007 and 2006, as well as the percentage increase or decrease in the number of such stock option grants as compared to the respective prior fiscal year.

Name	Year	Exercise Price ($)	Number of Shares Underlying Options (#)(1)	Percentage Increase (Decrease)

Shaw Hong	2008 2007 2006	14.93 25.56 16.69 13.25	85,000 85,000 100,000 32,500	0 (36 (12	% )% )%

Xinping (James) He	2008 2007 2006	14.93 25.56 16.69 13.25	70,000 70,000 90,000 27,500	0 (40 (10	% )% )%

Peter V. Leigh	2008 2007 2006	14.93 — 16.69 13.25	25,000 0 17,500 40,000	100 (100 N/A	% )% (2)

Y. Vicky Chou	2008 2007 2006	14.93 25.56 16.69 13.25	60,000 60,000 70,000 20,000	0 (33 50	% )% %

John Yue	2008 2007 2006	14.93 25.56 16.69 13.25	25,000 35,000 40,000 5,000	(29 (22 N/A	)% )% (2)

(1)          We grant stock options on an annual basis.  However, for the fiscal 2006 annual grant, the compensation committee decided to grant only a portion of the fiscal 2006 allocation, pending consultations with Compensia.  On August 28, 2006, after reviewing competitive equity practices and consulting with Compensia, the compensation committee granted the rest of the fiscal 2006 allocation to our employees and officers.  Although this additional portion of the fiscal 2006 allocation was granted in fiscal 2007, it is included in the numbers shown in the table for grants that occurred in fiscal 2006.

(2)          Messrs. Leigh and Yue began employment with us in fiscal 2005 and were each granted new hire option awards at that time.  A comparison of their 2006 annual option awards to their 2005 new hire option awards is not meaningful for purposes of this table.

When do we grant stock options?

Stock options are generally granted by the compensation committee at its regularly scheduled meeting each quarter.  The meetings of the board and the compensation committee generally occur in the week that we announce our financial results for the previous quarter and year.

We have no program, plan or practice to coordinate equity grants with the release of material information.  The compensation committee does not accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

How do our decisions regarding each element affect decisions regarding other elements?

The compensation committee considers total compensation when setting the compensation of the executive officers.  The compensation committee reviews each executive officer’s total compensation and benefits package.  In doing so, the compensation committee considers the retention value of the long-term equity currently held by the executive.  Based on this review, the compensation committee may decide to adjust one or more elements of an executive’s total compensation.

Are any of our executive officers entitled to receive compensation following termination of employment?

We currently do not have employment agreements or change-of-control agreements with our executive officers, and there are no other arrangements that entitle our executive officers to receive compensation from us following the termination of their employment.

Is tax and accounting treatment of compensation under Section 162(m) of the Code considered?

Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company’s CEO and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million.  The compensation committee considers the impact of this deductibility limit on the compensation that it intends to award.  The committee exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interest of the Company to do so.  It is our policy that, where reasonably practicable and where we reasonably believe that there may be a material and adverse impact to the Company from lost deductions, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). When setting equity compensation, the compensation committee also considers the estimated cost for financial reporting purposes.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with OmniVision’s management. Based upon the review and discussions noted above, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Joseph Jeng, (Chairperson)

Dwight Steffensen

Andrew Wang

SUMMARY COMPENSATION TABLE

The following table presents information concerning the total compensation of the Company’s CEO, CFO and the three other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the fiscal year ended April 30, 2007.

Name and Principal Position	Year	Salary ($)	Discretionary Non-Plan Based Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Shaw Hong Chairman of the Board, CEO and President (Principal Executive Officer)	2007	445,833	63,000	1,145,762	25,970	1,680,565

Xinping (James) He Chief Operating Officer	2007	293,333	57,000	768,393	27,915	1,146,641

Peter V. Leigh Chief Financial Officer (Principal Financial Officer)	2007	259,000	28,500	838,808	11,411	1,137,719

Y. Vicky Chou Vice President of Legal and General Counsel	2007	273,333	52,000	499,227	30,267	854,827

John Yue Vice President of Quality and Reliability	2007	218,333	42,000	1,078,872	22,512	1,361,717

(1)          These amounts do not represent income that the named individual received during the fiscal year, or may receive in any future year.  Rather, these amounts represent the amortization expense of stock option related compensation that we recognized in fiscal 2007, in accordance with Statement of Financial Accounting Standards No. 123, as revised, “Share-Based Payment”, or SFAS No. 123(R). For purposes of this disclosure we ignore the adjustments we make for forfeiture assumptions to the aggregate expense we recognize.  These amounts include the amortization expense relating to stock options granted on June 12, 2006, and August 28, 2006, as well as to grants made in prior years. The exercise prices of the stock option grants on June 12, 2006 and August 28, 2006 were $25.56 and $16.69, respectively, and were equal to the closing prices of our common stock as reported on NASDAQ on the respective grant dates. The per share grant date fair values of each award on June 12, 2006 and August 28, 2006 were $14.12 and $8.69, respectively, computed in accordance with SFAS No. 123(R). For a discussion of the valuation assumptions we use, see Note 13 to our 2007 Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2007.

(2)          These amounts reflect (i) SFAS No. 123(R) related compensation costs we recognized for the respective officer’s participation in our 2000 Employee Stock Purchase Plan, if any, (ii) matching contributions we paid into the respective officer’s 401(K) savings account and (iii) group life insurance and health benefit plan premiums we paid for the benefit of the respective officer. These benefits are generally made available on a non-discriminatory basis to all of our U.S. employees. None of our officers has received any benefit that individually exceeded $25,000 or 10% of the officer’s total compensation.

GRANTS OF PLAN-BASED AWARDS

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended April 30, 2007.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Shaw Hong	6/12/06	85,000	25.56	1,199,809
	8/28/06(4)	100,000	16.69	868,610

Xinping (James) He	6/12/06	70,000	25.56	988,078
	8/28/06(4)	90,000	16.69	781,749

Peter V. Leigh	8/28/06(4)	40,000	16.69	347,444

Y. Vicky Chou	6/12/06	60,000	25.56	846,924
	8/28/06(4)	70,000	16.69	608,027

John Yue	6/12/06	35,000	25.56	494,039
	8/28/06(4)	40,000	16.69	347,444

(1)          Options were granted at fair market value under our 2000 Plan, as described in further detail under “Long-Term Compensation, Awarded in Equity” section on page 26.

(2)          The exercise price for each stock option is the closing price of our common stock on the grant date, as reported on NASDAQ.

(3)          The grant date fair value represents the value of each stock option computed on the grant date in accordance with SFAS
No. 123(R).

(4)          We grant stock options on an annual basis.  In general, the options vest at a rate of twenty-five percent on the first anniversary of the grant date, and in equal monthly amounts over the next three years.  However, for the fiscal 2006 annual grant, the compensation committee decided to grant only a portion of the fiscal 2006 allocation, pending consultations with Compensia.  All of the shares underlying this grant would fully vest on April 30, 2006.  On August 28, 2006, after reviewing competitive equity practices and consulting with Compensia, the compensation committee granted the rest of the fiscal 2006 allocation to our employees and officers.  These remaining shares will vest in equal monthly amounts over the three years following their grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended April 30, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)

Shaw Hong	140,625	9,375	16.4000	6/09/2013(4)
	84,375	65,625	18.7700	2/21/2015(4)
	32,500	0	13.2500	8/22/2015(2)
	0	85,000	25.5600	6/12/2016(4)
	25,001	74,999	16.6900	8/28/2016(3)

Xinping (James) He	13,979	0	6.0050	6/07/2012(5)
	112,500	7,500	16.4000	6/09/2013(5)
	76,876	40,624	11.5500	8/20/2014(5)
	0	70,000	25.5600	6/12/2016(5)
	22,500	67,500	16.6900	8/28/2016(3)

Peter V. Leigh	228,333	141,667	12.1200	9/10/2014(6)
	17,500	0	13.2500	8/22/2015(2)
	10,001	29,999	16.6900	8/28/2016(3)

Y. Vicky Chou	11,667	0	8.2750	2/14/2013(7)
	37,499	2,501	16.4000	6/09/2013(7)
	38,750	18,750	11.5500	8/20/2014(7)
	20,000	0	13.2500	8/22/2015(2)
	0	60,000	25.5600	6/12/2016(7)
	17,501	52,499	16.6900	8/28/2016(3)

John Yue	116,250	123,750	18.7700	2/21/2015(8)
	5,000	0	13.2500	8/22/2015(2)
	0	35,000	25.5600	6/12/2016(8)
	10,001	29,999	16.6900	8/28/2016(3)

(1)   Except as otherwise indicated in notes (2) and (3) below, twenty-five percent of the shares subject to each option grant shown here vest one year after the vesting commencement date, and the remainder vest monthly over the following thirty-six months.

(2)   All of the shares were fully vested on 4/30/06.

(3)   The shares subject to this grant vest monthly over thirty-six months, starting on 7/1/06.

(4)   The vesting commencement dates of these option grants are 7/1/03, 1/1/05, and 7/1/06, respectively.

(5)   The vesting commencement dates of these option grants are 7/1/02, 7/1/03, 7/1/04, and 7/1/06, respectively.

(6)   The vesting commencement date of this option grant is 9/10/04.

(7)   The vesting commencement dates of these option grants are 2/14/03, 7/1/03, 7/1/04, and 7/1/06, respectively.

(8)   The vesting commencement dates of these option grants are 2/18/05 and 7/1/06, respectively.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR END

The following table presents certain information concerning the exercise of options by each of the Named Executive Officers during the fiscal year ended April 30, 2007.

	Option Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Shaw Hong	144,260	2,100,371
Xinping (James) He	110,421	1,648,989
Peter V. Leigh	—	—
Y. Vicky Chou	—	—
John Yue	—	—

(1)          Value realized represents the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of August 15, 2007 by:

•                  each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•                  each of our directors;

•                  each of the Named Executive Officers named in the “Summary Compensation Table” on page 29; and

•                  all of our directors and executive officers as a group.

Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned(2)
5% or Greater Stockholders:
FMR Corporation(3)	7,515,400	—	7,515,400	13.75%
Mac-Per-Wolf Company(4)	3,514,185	—	3,514,185	6.43%
Entities and persons affiliated with Galleon Management, L.P.(5)	2,800,515	—	2,800,515	5.12%
Current Directors and Named Executive Officers:
Shaw Hong(6)	812,279	348,542	1,160,821	2.11%
Xinping (James) He(7)	416,035	282,105	698,140	1.27%
Peter V. Leigh	4,950	287,500	292,450	*
Y. Vicky Chou	3,971	162,084	166,055	*
John Yue	8,998	174,792	183,790	*
Joseph Jeng	—	72,500	72,500	*
Andrew Wang	—	63,750	63,750	*
Dwight Steffensen	—	42,500	42,500	*
All current directors and executive officers as a group (9 persons)	1,247,538	1,506,689	2,754,227	4.90%

*                 Less than 1%.

(1)          Unless otherwise noted, the address of each listed stockholder is that of our principal executive offices: 1341 Orleans Drive, Sunnyvale, California 94089.

(2)          This table is based upon information supplied by officers, directors and principal stockholders.  Percentage of beneficial ownership is based on 54,664,892 shares of common stock outstanding as of August 15, 2007.  For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of August 15, 2007, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(3)          Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by FMR Corporation (“FMR”) on July 10, 2007.  FMR reported that it had sole dispositive power for all of the 7,515,400 shares, with sole power to vote 5,700 of the shares and shared power to vote none of the shares.  The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)          Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G filed with the SEC by Mac-Per-Wolf Company (“MPW”) on February 15, 2007.  MPW reported that it had sole voting and dispositive power for 93,355 of the shares, and shared voting and dispositive power for 3,514,185 of the shares.  MPW also reported that the shared voting and dispositive holdings are held by Perkins, Wolf, McDonnell and Company, LLC (“PWM”) and such holdings may also be aggregated within Schedule 13G filings submitted by Janus Capital Management, LLC (“Janus”), a minority owner of PWM.  According to a Schedule 13G filed with the SEC by Janus on February 14, 2007, Janus reported that it had shared voting and dispositive power for 3,514,185 of the shares.  The address for MPW is 311 S. Wacker Dr., Suite 6000, Chicago, IL 60606.

(5)          Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by entities and persons affiliated with Galleon Management, L.P. on June 26, 2007.  Of the 2,800,515 shares, Raj Rajaratnam reported shared voting and dispositive power for all of the shares, Galleon Management, L.P. reported shared voting and dispositive power for 2,765,515 shares, Galleon International Management, LLC reported shared voting and dispositive power for 10,000 shares and Galleon Special Opportunities Management, LLC reported shared voting and dispositive power for 25,000 shares.  The address for Galleon Management, L.P. is 590 Madison Avenue, 34th Floor, New York, NY 10022 and the address for all other reporting entities and persons is c/o Galleon Management, L.P. 590 Madison Avenue, 34th Floor, New York, NY 10022.

(6)          Includes 800,279 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee and 12,000 shares of common stock held in the Hong Family LLC of which Mr. Hong is a manager.

(7)          Includes 117,200 shares of common stock held by the He Children’s Trust of which Mr. He is a trustee.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

We are not a party to any employment agreements or change of control arrangements with any of our Named Executive Officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the Nasdaq Stock Market.  The members of the audit committee during fiscal 2007 were Joseph Jeng, Dwight Steffensen and Andrew Wang, with Mr. Steffensen serving as the chairman of the audit committee.

The audit committee operates under a written charter.  A copy of the charter of our audit committee is available on our website located at www.ovt.com.

In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including reviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.

The audit committee does not conduct auditing reviews or procedures.  The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America.

Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent registered public accounting firm.  The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to its annual audit and approves all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements.  In connection with the standards for independence of external auditors promulgated by the SEC, during the 2008 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm.

The audit committee received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees,” and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the firm’s independence.  The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls and responsibilities, budget and staffing.  The audit committee also reviewed with the independent registered public accounting firm its audit plan, audit scope and identification of audit risks.

The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended, “Communications with audit committee” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.  The audit committee reviewed and discussed our audited financial statements for fiscal 2007 with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above review and discussions with management and the independent registered public accounting firm, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2007 for filing with the Securities and Exchange Commission.  The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Dwight Steffensen (Chairperson)
Joseph Jeng
Andrew Wang

RELATED PARTY TRANSACTIONS

Jeanette Ishibashi, our Director of China Operations and Mr. Hong’s daughter, earned an aggregate compensation of $146,504 during fiscal 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.  Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, except as noted below we believe that all executive officers, directors and 10% stockholders complied with all applicable filing requirements during fiscal 2007.

Each of Shaw Hong, Xinping (James) He, Y. Vicky Chou, Peter V. Leigh and John Yue were delinquent in the filing of one Form 4 relating to the grant of an option to purchase shares of our common stock under our 2000 Plan.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2007 Annual Meeting.  If any other matters properly come before the 2007 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF
OMNIVISION TECHNOLOGIES, INC.

Dated: August 24, 2007

Appendix A

OMNIVISION TECHNOLOGIES, INC.

2007 EQUITY INCENTIVE PLAN

1.                                       Definitions.  As used herein, the following definitions will apply:

(a)                                  “Administrator” means the Board or any of its Committees as will be administering the 2007 Plan, in accordance with Section 4 of the 2007 Plan.

(b)                                 “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the 2007 Plan.

(c)                                  “Award” means, individually or collectively, a grant under the 2007 Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d)                                 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the 2007 Plan.  The Award Agreement is subject to the terms and conditions of the 2007 Plan.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                    “Change in Control” means the occurrence of any of the following events:

(i)                     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)                  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)               A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the 2007 Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)              The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)                                 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)                                     “Common Stock” means the common stock of the Company.

(j)                                     “Company” means OmniVision Technologies, Inc., a Delaware corporation, or any successor thereto.

(k)                                  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)                                     “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the 2007 Plan as “performance-based compensation” under Section 162(m) of the Code.

(m)                               “Director” means a member of the Board.

(n)                                 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)                                 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)                                 “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system.  If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

(r)                                    “Fiscal Year” means the fiscal year of the Company.

(s)                                  “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)                                    “Inside Director” means a Director who is an Employee.

(u)                                 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)                                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)                               “Option” means a stock option granted pursuant to the 2007 Plan.

(x)                                   “Outside Director” means a Director who is not an Employee.

(y)                                 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)                                   “Participant” means the holder of an outstanding Award.

(aa)                            “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(bb)                          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(cc)                            “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(dd)                          “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee)                            “2007 Plan” means this 2007 Equity Incentive Plan.

(ff)                                “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the 2007 Plan, or issued pursuant to the early exercise of an Option.

(gg)                          “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)                          “Retirement” means a Service Provider who retires from the Company on or after age sixty-two (62) and such Service Provider has at least five (5) years of service with the Company at the date of retirement; provided, that, the Administrator, notwithstanding the foregoing, has the discretion to determine when a Service Provider retires so long as such determination is not less favorable than provided for in the foregoing definition.

(ii)                                  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the 2007 Plan.

(jj)                                  “Section 16(b)”  means Section 16(b) of the Exchange Act.

(kk)                            “Service Provider” means an Employee, Director or Consultant.

(ll)                                  “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the 2007 Plan.

(mm)                      “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn)                          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo)                          “Successor Corporation” has the meaning given to such term in Section 14(c) of the 2007 Plan.

2.                                       Purposes of the 2007 Plan.  The purposes of the 2007 Plan are:

•                                          to attract and retain the best available personnel for positions of substantial responsibility,

•                                          to provide incentives to individuals who perform services to the Company, and

•                                          to promote the success of the Company’s business.

The 2007 Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

3.                                       Stock Subject to the 2007 Plan.

(a)                                  Stock Subject to the 2007 Plan.  Subject to the provisions of Section 14 of the 2007 Plan, the maximum aggregate number of Shares that may be awarded and sold under the 2007 Plan is 6,000,000 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)                                 Full Value Awards.  Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto.  Further, if Shares acquired pursuant to any such Award are forfeited to or repurchased by the Company and would otherwise return to the 2007 Plan pursuant to Section 3(c), 2 times the number of Shares so forfeited or repurchased will return to the 2007 Plan and will again become available for issuance.

(c)                                  Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the 2007 Plan (unless the 2007 Plan has terminated).  With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) shall cease to be available under the 2007 Plan.  However, Shares that have actually been issued under the 2007 Plan under any Award will not be returned to the 2007 Plan and will not become available for future distribution under the 2007 Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the 2007 Plan.  Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the 2007 Plan.  To the extent an Award under the 2007 Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the 2007 Plan.  Notwithstanding the foregoing and, subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the 2007 Plan under this Section 3(c).

(d)                                 Share Reserve.  The Company, during the term of this 2007 Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the 2007 Plan.

4.                                       Administration of the 2007 Plan.

(a)                                  Procedure.

(i)                     Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the 2007 Plan.

(ii)                  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2007 Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)               Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)              Other Administration.  Other than as provided above, the 2007 Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)                                 Powers of the Administrator.  Subject to the provisions of the 2007 Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)                     to determine the Fair Market Value;

(ii)                  to select the Service Providers to whom Awards may be granted hereunder;

(iii)               to determine the terms and conditions, not inconsistent with the terms of the 2007 Plan, of any Award granted hereunder;

(iv)              to construe and interpret the terms of the 2007 Plan and Awards granted pursuant to the 2007 Plan;

(v)                 to prescribe, amend and rescind rules and regulations relating to the 2007 Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)              to modify or amend each Award (subject to Section 19(c) of the 2007 Plan);

(vii)           to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)        to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix)                to make all other determinations deemed necessary or advisable for administering the 2007 Plan.

(c)                                  Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.                                       Eligibility.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.                                       Stock Options.

(a)                                  Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)                                 Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant may be granted Options covering more than 1,000,000 Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

(c)                                  Term of Option.  The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d)                                 Option Exercise Price and Consideration.

(i)                     Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(d), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.  The exercise price for an Option may not be reduced without the consent of the Company’s stockholders.  This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(ii)                  Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)               Form of Consideration.  The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(e)                                  Exercise of Option.

(i)                     Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the 2007 Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the 2007 Plan.

(ii)                  Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the 2007 Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(iii)               Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the 2007 Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(iv)              Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the 2007 Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(v)                 Other Termination.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b).  Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.                                       Restricted Stock.

(a)                                  Grant of Restricted Stock.  Subject to the terms and provisions of the 2007 Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                                 Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing sentence, during any Fiscal Year no Participant may receive more than an aggregate of 200,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock.  Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)                                  Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                                 Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)                                  Vesting Requirements.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the 2007 Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The restrictions will lapse at a rate determined by the Administrator; provided, however, that except as otherwise provided in Section 14(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement.

(f)                                    Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                                 Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)                                 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and will be available for grant under the 2007 Plan.

8.                                       Restricted Stock Units.

(a)                                  Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator.  Notwithstanding anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant may receive more than an aggregate of 200,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b)                                 Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant ; provided, however, that except as otherwise provided in Section 14(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c)                                  Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)                                 Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.

(e)                                  Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.                                       Stock Appreciation Rights.

(a)                                  Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the 2007 Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)                                 Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant may be granted Stock Appreciation Rights covering more than 1,000,000 Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c)                                  Exercise Price and Other Terms.  The Administrator, subject to the provisions of the 2007 Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the 2007 Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.  The exercise price for a Stock Appreciation Right may not be reduced without the consent of the Company’s stockholders.  This will include, without limitation, a repricing of the Stock Appreciation Right as well as an exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for an Option, Stock Appreciation Right or other Award.

(d)                                 Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                                  Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the 2007 Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

(f)                                    Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)             The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)          The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.                                 Performance Units and Performance Shares.

(a)                                  Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant may receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant may receive more than 200,000 Performance Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Shares.

(b)                                 Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)                                  Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions; provided, however, that except as otherwise provided in Section 14(c), Performance Shares/Units will not vest more rapidly than one-third (1/3rd) of the total number of Performance Shares/Units subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Shares/Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(d)                                 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)                                  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)                                    Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the 2007 Plan.

11.                                 Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”).  Performance Goals may fall within one or more of the following categories:

(a)                                  Financial Measures.  Cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders.

(b)                                 Sales and Marketing Measures.  Number and/or type of design wins, unit, revenue or gross margin/gross profit goals by market or by customer.

(c)                                  Research and Development Goals.  Achievement of specific product design, specification or performance targets.

(d)                                 Production Goals.  Achievement of specific unit, yield or cost reduction targets.

(e)                                  Hiring Goals.  Recruiting of specified personnel with valuable skills and/or experience.

Any Performance Goals may be used to measure the performance of the Company as a whole or one part of the Company’s business and may be measured relative to a peer group or to an index.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.  In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12.                                 Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.                                 Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.                                 Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                                  Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan, shall adjust the number and class of Shares that may be delivered under the 2007 Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control.  In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).  In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.                                 Tax Withholding

(a)                                  Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)                                 Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.                                 No Effect on Employment or Service.  Neither the 2007 Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.                                 Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.                                 Term of 2007 Plan.  Subject to Section 22 of the 2007 Plan, the 2007 Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the 2007 Plan.

19.                                 Amendment and Termination of the 2007 Plan.

(a)                                  Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the 2007 Plan.

(b)                                 Stockholder Approval.  The Company will obtain stockholder approval of any 2007 Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                                  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the 2007 Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the 2007 Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the 2007 Plan prior to the date of such termination.

20.                                 Conditions Upon Issuance of Shares.

(a)                                  Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.                                 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.                                 Stockholder Approval.  The 2007 Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the 2007 Plan is adopted.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

OMNIVISION TECHNOLOGIES, INC.

(as amended in August 2006)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board”) of OmniVision Technologies, Inc. (the “Company”) shall be to:

•                  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•                  Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s accounting policies and procedures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s qualifications, independence and performance, (v) the Company’s disclosure controls and procedures and (vi) the Company’s internal controls;

•                  Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•                  Provide the Board with the results of the Audit Committee’s monitoring and recommendations derived therefrom; and

•                  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board.  The Audit Committee will consist of at least three members of the Board.  Members of the Audit Committee must meet the following criteria:

•                  Each member will be an independent director, as defined by (i) the rules of The Nasdaq Stock Market and (ii) the rules of the SEC, as in effect from time to time;

•                  Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•                  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•                  Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review their assessment of adequacy of such controls and to review, before its release, the disclosure regarding such system of internal financial and accounting controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•                  Exercising sole responsibility for appointing, compensating (including all audit engagement fees and terms), overseeing the work of, and terminating the services of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work and pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) in accordance with the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “Oversight Board”);

•                  Reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them.

•                  Reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•                  Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC (which for purposes of the annual report shall include a recommendation as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K);

•                  Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•                  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•                  Reviewing the overall scope, qualifications, resources, activities, reports, organizational structure and effectiveness of the internal audit group.

•                  Reviewing annually the performance of the internal audit group in executing its plans and meeting its objectives.

•                  Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•                  Overseeing compliance with the requirements of the SEC for disclosure of auditors’ services and audit committee members, member qualifications and activities;

•                  Reviewing on a continuing basis the adequacy of the Company’s system of disclosure controls and procedures, including meeting periodically with the Company’s management, independent auditors and outside legal counsel to review their assessment of such controls and procedures and to review, before its release, the disclosure regarding such system of disclosure controls and procedures required under SEC rules to be contained in the Company’s periodic filings;

•                  Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•                  Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•                  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•                  Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•                  Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•                  If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•                  As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•                  Reviewing and approving in advance any proposed related party transactions;

•                  Reviewing its own charter, structure, processes and membership requirements from time to time;

•                  Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•                  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

The Audit Committee will meet separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company.  The Audit Committee will meet separately with the independent auditors of the Company and separately with the head of the internal audit group of the Company at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion.  Such fees may include retainers or per meeting fees.  Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

RESOURCES:

The Audit Committee shall have the resources as determined by the Committee and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, accountants or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

Appendix C

AMENDED AND RESTATED CHARTER FOR THE

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF

OMNIVISION TECHNOLOGIES, INC.

(as amended in November 2002)

PURPOSE:

The purpose of the Compensation Committee established pursuant to this charter is to review and approve, and, where appropriate, to and make recommendations to the Board of Directors (the “Board”) regarding all forms of compensation to be provided to the employees and directors of, and consultants to OmniVision Technologies, Inc., a Delaware corporation, and its subsidiaries (the “Company”), including stock compensation, bonuses and loans to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The policy of the Compensation Committee is to maximize stockholder value over time.  The primary goal of the Company’s Compensation Committee and its executive compensation program is therefore to closely align the interests of the officers with those of the Company’s stockholders.  To achieve this goal the Committee attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company; (ii) motivate individuals to perform at their highest level and reward outstanding achievement; (iii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals; and (iv) encourage executives to manage from the perspective of owners with an equity stake in the Company.

MEMBERSHIP:

The Compensation Committee shall consist of a minimum of two (2) non-employee directors of the Company as is determined by the Board.  The members of the Compensation Committee are appointed by and serve at the discretion of the Board.

Each member of the Compensation Committee will be (i) an independent director as defined by the rules of The Nasdaq Stock Market, (ii) an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iii) a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

1.                                       Unless otherwise determined by a majority of the independent directors of the Board meeting in executive session, review and approve decisions regarding the compensation of the Chief Executive Officer of the Company (the “CEO”)(for purposes of this Compensation Committee Charter, the compensation of the CEO and the other officers of the Company to be approved by the Compensation Committee hereunder shall include all “plan” compensation as such term is defined in Item 402(a)(7) of Regulation S-K promulgated under the Securities Act of 1933, as amended);

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2.                                       Unless otherwise determined by a majority of the independent directors of the Board, review and approve decisions regarding all forms of compensation to be provided to the officers of the Company;

3.                                       Review and make recommendations to the Board regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined;

4.                                       Review and make recommendations to the Board regarding the compensation policy for the directors of and consultants to the Company;

5.                                       Act as the Administrator (as defined under each plan) and administer, within the authority delegated by the Board, the Company’s equity compensation plans adopted by the Board (the “Plans”).  In its administration of the Plans, the Compensation Committee may, pursuant to authority delegated by the Board, (a) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder), (b) amend such stock options or stock purchase rights, and (c) take all other actions permitted under the Plans.  The Compensation Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

6.                                       Prepare a report (to be included in the Company’s proxy statement) which describes:  (a) the criteria on which compensation paid to the CEO for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; (c) the Compensation Committee’s executive compensation policies applicable to officers; and (d) the Company’s policies with respect to the $1 million deduction limit for certain executive compensation imposed by Section 162(m) of the IRC;

7.                                       Review its own charter, structure, processes and membership requirements from time to time;

8.                                       As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of CEO, executive officer, employee or director compensation; and

9.                                       Authorize the repurchase of shares from terminated employees pursuant to applicable law.

MEETINGS:

The Compensation Committee will meet at such times that it deems appropriate to fulfill its responsibilities of the Compensation Committee under this charter.  The Compensation Committee shall establish its own schedule, which it will provide to the Board in advance.  The members of the Compensation Committee may invite the Chief Executive Officer, the executive officer responsible for the Company’s human resources activities or any other person to attend meetings as appropriate.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Compensation Committee will provide written reports to the Board of the Company regarding recommendations of the Compensation Committee submitted to the Board for action and copies of the written minutes of its meetings.

DELEGATION OF AUTHORITY:

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

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Appendix D

CHARTER FOR THE

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF

OMNIVISION TECHNOLOGIES, INC.

PURPOSE:

The purpose of the Corporate Governance and Nominating Committee is to ensure that the Board of Directors (the “Board”) of OmniVision Technologies, Inc., a Delaware corporation, is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards.  To carry out this purpose, the Corporate Governance and Nominating Committee shall:

•                  assist the Board by identifying prospective director nominees and to select the director nominees for the next annual meeting of stockholders; and

•                  develop and recommend to the Board the governance principles applicable to the Company.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

•                  The Corporate Governance and Nominating Committee shall be comprised of no fewer than three (3) members.

•                  The members of the Corporate Governance and Nominating Committee shall meet the independence requirements of Nasdaq Rule 4200.

•                  The members of the Corporate Governance and Nominating Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

•                  Evaluate the current composition, organization and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval.

•                  Determine on an annual basis desired Board qualifications, expertise and characteristics and conduct searches for potential Board members with corresponding attributes.  Evaluate and propose nominees for election to the Board.  In performing these tasks the Corporate Governance and Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

•                  Evaluate and make recommendations to the Board concerning the proposal of the Board slate for election.  Consider stockholder nominees for election to the Board.

•                  Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees.

•                  Evaluate and recommend termination of membership of individual directors in accordance with the Board’s governance principles, for cause or for other appropriate reasons.

•                  Oversee the Board performance evaluation process including conducting surveys of director observations, suggestions and preferences.

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•                  Review its own charter, structure, processes and membership requirements from time to time.

•                  In performing its responsibilities, the Corporate Governance and Nominating Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

•                  Make regular reports to the Board.

•                  Maintain minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•                  Form and delegate authority to subcommittees when appropriate.

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Proxy – OmniVision Technologies, Inc.

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of OMNIVISION TECHNOLOGIES, INC., a Delaware corporation  (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 24, 2007, and hereby appoints Shaw Hong and Y. Vicky Chou, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of OmniVision Technologies, Inc. to be held on September 26, 2007 at 10:00 a.m. local time, at 1341 Orleans Drive, Sunnyvale, California 94089 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE COMPANY’S CLASS I NOMINEE FOR THE ELECTION TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN, THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2008, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

Please see reverse side to indicate your vote, date and sign the proxy card.  Please return the signed proxy card promptly using the enclosed envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

A	Proposals – The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2 and 3.
1.	Election Of Class I Director:
		For	Withhold
	01 – Shaw Hong	☐	☐

2.	Approval of the adoption of the 2007 Equity Incentive Plan.	For ☐	Against ☐	Abstain ☐

3.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2008.	For ☐	Against ☐	Abstain ☐

B	Non-Voting Items
Change of Address – Please print new address below.				Meeting Attendance
				Mark this box with an X if you plan to attend the meeting.	☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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